UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

TAXMASTERS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-11986-LA	91-2008803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

900 Town & Country Lane, Suite 400, Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

(281) 497-5937
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Pursuant to notice from Chris Koscinski, the registrant’s Chief Financial Officer, of certain issues in the registrant’s financial statements, on September 8, 2011 and as amended on September 16, 2011, the registrant’s board of directors concluded that the previously issued financial statements for the fiscal year ended December 31, 2009 and 2010, for the first, second and third quarters of 2010 and the first quarter 2011 should no longer be relied upon. Additional information concerning these financial statements has been developed. This information is provided below.

It has been determined that the previously discussed issuance of four million (4,000,000) shares of restricted stock to Velvet International on July 27, 2010 for public relations services that was not previously expensed has been valued by an independent appraiser, retained by the board of directors of the registrant, at $356,014. The independent appraiser revised its originally issued report relied upon by the registrant which valued the shares at $79,420 after discovering errors in the original report.

After further analysis, the registrant’s board of directors has determined that the revenue as reported on the financial statements for the fiscal year ended December 31, 2010 cannot be relied upon.  The registrant has determined that the revenue has been overstated by $1.05 million.

As previously stated in this amended 8-K filing, the registrant’s board of directors determined that the financial statements for the fiscal year ended December 31, 2009 and 2010, for the quarterly filings for 2010, and for the quarter ended March 31, 2011 should not be relied upon due to the above discussed adjustments plus the following adjustments: an understatement in deferred revenue, an understatement in accounts receivable, an overstatement in deferred taxes, and an overstatement in the note payable to related party. The note payable to related party is the note payable to Patrick Cox, the registrant’s Chief Executive Officer.  As previously disclosed in this amended 8-K filing, the note payable will be reduced because of a bookkeeping overstatement of the amount from calculation of corporate taxes in the conversion of the registrant from an S corporation to a C corporation.

The registrant informed its independent registered public accounting firm, MaloneBailey LLP, of the matters disclosed above, and the registrant’s board of directors discussed these matters with MaloneBailey, LLP,.

ITEM 9.01.  Financial Statements and Exhibits.

(a) Financial statements of business acquired:

None

(d)   Exhibits

10.1	Financial and Investor Relations Supervisory Agreement, dated April 7, 2010, by and between Velvet International Ltd. (“Velvet”) and TaxMasters, Inc. (“TaxMasters”)
10.2	Services Addendum to the Financial and Investor Relations Supervisory Agreement, dated May 19, 2010, by and between Velvet and TaxMasters
10.3	Second Services Addendum to the Financial and Investor Relations Supervisory Agreement, dated July 27, 2010, by and between Velvet and TaxMasters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAXMASTERS, INC.

Date: November 1, 2011	By:	/s/ Christopher J. Koscinski
Christopher J. Koscinski
Chief Financial Officer